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                                                                    EXHIBIT 23.1
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                       Independent Accountants' Consent


The Board of Directors
QPF, LLC:

We consent to the inclusion of our report dated May 11, 2001, with respect to the balance sheets of QPF, LLC as of December 31, 2000 and 1999, and the related statements of operations, members' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Form 8-K of Applied Extrusion Technologies, Inc. dated July 3, 2001.



KPMG LLP

Jackson, Mississippi
June 29, 2001